STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, made and entered into as of April __, 2010, by and among PlanGraphics, Inc., a Colorado corporation, (“PGRA”) and Triple C Transport, Inc. (“Triple C”), a Nebraska corporation, and Craig White and Vonnie White (collectively, the “Triple C Stockholders”).

W I T N E S S E T H

WHEREAS, PGRA (a) is a publicly traded company under the symbol “PGRA”, (b) has acquired Integrated Freight Corporation which owns two motor freight carriers, and (c) is planning to acquire additional motor freight carriers; and

WHEREAS, the Triple C Stockholders are engaged in motor freight transportation and related businesses through several wholly owned entities including Craig Carrier Corp, LLC and White Farms Trucking, Inc. (together, "Triple C Affiliates") and Triple C’s predecessor company, Triple C Target, LLC (formerly known as Triple C Transport, LLC, “Triple C Predecessor”), with their headquarters offices located in Doniphan, Nebraska; and

WHEREAS, PGRA desires to acquire Triple C as a going concern, by the means of an exchange of shares of PGRA’s common stock and payments of cash for all of Triple C's issued and outstanding equity securities ("Triple C Securities") and thereafter to operate Triple C as a wholly owned subsidiary; and

WHEREAS, the Triple C Stockholders desire to exchange the Triple C Securities that each of them owns for shares of PGRA’s common stock and cash payments and for Triple C to be acquired by PGRA, as contemplated by this Agreement; and

WHEREAS, PGRA’s board of directors has approved and has filed a preliminary Schedule 14C with the U.S. Securities and Exchange Commission (to which filing reference is hereby made for a complete description the transactions to be submitted to PGRA’s stockholders for approval) for submission to PGRA’s stockholders for approval of a share combination or reverse stock split in a ratio of one share for each 244.8598 shares of PGRA now outstanding (the “Reverse Stock Split”) and related matters; and, until after the approval of the Reverse Stock Split, PGRA has insufficient authorized by unissued common stock to satisfy the common stock component of the consideration to be issued for the Triple C Securities on a pre-Reverse Stock Split basis;

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties respectively acknowledge, the parties agree, for purposes of consummating the transaction(s) contemplated herein, as follows:

Article I

PRELIMINARY MATTERS

Section 1.01 Recitals.  The parties acknowledge the recitals herein above set forth in the preamble are correct, and are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02 Exhibits and Schedules.  Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring such delivery) and Schedules (which are attachments setting forth information about a party identified therein or in the provision requiring such attachment) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

Section 1.03 Use of words and phrases.  Natural persons may be identified by last name, with such additional descriptors as may be desirable.  The words “herein,” “hereby,” “hereunder,” “hereof,” “herein before,” “hereinafter” and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.  The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders.  The word “and” shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Page 1 of a 19 page Agreement, plus Exhibits and Schedules

Section 1.04 Accounting terms.  All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.05 Calculation of time lapse or passage; Action required on holidays.  When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the day on which the event which starts the lapse or passage occurs as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month.  Unless otherwise provided, the term “month” shall mean a period of thirty days and the term “year” shall mean a period of 360 days, except that the terms “calendar month” and “calendar year” shall mean the actual calendar period indicated.  If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

Section 1.06 Use of titles, headings and captions.  The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.

Article II

TERMS OF THE TRANSACTIONS

Section 2.01 Stock Purchase Transaction.  In accordance with the terms of this Agreement, on the Closing Date, PGRA shall deliver to the Triple C Stockholders the consideration, as provided in Section 2.02, in proportion to their respective share ownership of the Triple C Securities, and the Triple C Stockholders shall deliver to PGRA all of the Triple C Securities.

Section 2.02 Consideration.  In exchange for the Triple C Securities, PGRA shall deliver to the Triple C Stockholders, in proportion to their respective ownership of the Triple C Securities at Closing, (i) an unconditional and irrevocable demand instrument(s) pursuant to which the Triple C Stockholders upon presentation thereof to PGRA’s transfer agent at any date following the Reverse Stock Split will be issued an aggregate of 2,000,000 shares of PGRA’s common stock (the "PGRA Stock") and (ii) a cash payment in an aggregate sum of $100,000.  PGRA shall also make the capital infusions to Triple C as provided for in Section 5.08(c) below.

Section 2.03 Installment payment.  In addition to the consideration identified in Section 2.02 and as part of the consideration for the purchase of the Triple C Securities, PGRA shall make an additional payment in cash to the Triple C Stockholders in the aggregate sum of $150,000 not later than 180 days after the Closing.

Section 2.04 Press releases.  No party will issue a press release regarding the subject matter of this Agreement and the transaction contemplated hereby, either before or after closing, without the prior approval thereof by the other party and its counsel.

Article III

CLOSING OF THE TRANSACTION

Section 3.01 Location, date and time of the Closing.  The Closing of the transaction contemplated by this Agreement shall take place on or before April 28, 2010, at a time and location to be agreed to by the parties (“Closing Date”).  The acts and deliveries which occur on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement and the event itself are referred to herein as the “Closing”.

Section 3.02 The Triple C Stockholders’ and Triple C’s deliveries at the Closing.  At the Closing, the Triple C Stockholders and Triple C will deliver to PGRA:

Page 2 of a 19 page Agreement, plus Exhibits and Schedules

(a)	Certificate of good standing in Triple C's state of incorporation and all states in which Triple C is required to qualify to do business;

(b)	Certificates representing the Triple C Securities;

(c)	Officers’ and Secretary’s and Certificates of Triple C in the form set forth in Exhibits A and B, respectively;

(d)	A resignation of Vonnie White from Triple C's boards of directors;

(e)
Action by Triple C's board of directors electing PGRA’s designees as directors of Triple C and approving the C. White Employment and  the V. White Employment Agreement, described in clauses (f) and (g) of this Section 3.02.

(f)
An amendment to Craig White’s employment agreement with Triple C effective upon the Closing, the terms of such amended employment agreement to be in the form of Exhibit C hereto (the “C. White Employment Agreement”).

(g)
An amendment to Vonnie White’s employment agreement with Triple C effective upon the Closing, the terms of such amended employment agreement to be in the form of Exhibit D hereto (the “V. White Employment Agreement”).

(h)	A non-competition and confidentiality agreement executed by the Triple C Stockholders in favor of PGRA and Triple C, in the form of Exhibit F.

(i)
The original Triple C corporate minute book and related documents, provided that the Triple C Stockholders shall be allowed to retain copies of all such records, and Triple C shall further provide additional copies of records after the Closing as reasonably requested by the Triple C Stockholders.

Section 3.03 PGRA’s deliveries at the Closing.  At the Closing, PGRA will deliver to the Triple C Stockholders:

(a)
An unconditional and irrevocable demand instrument(s) pursuant to which the Triple C Stockholders upon presentation thereof to PGRA’s transfer agent at any date following the Reverse Stock Split will be issued an aggregate of 2,000,000 shares of PGRA’s common stock, as provided in Section 2.02, registered in the name of the respective Triple C Stockholders;

(b)
Action by PGRA’s board of directors electing Craig White as a director of PGRA and approving a Shareholder Agreement between PGRA and Craig White agreeing that Craig White shall be appointed by PGRA a member of the Board of Directors of Triple C, or any successor entities at all times during the three-years following the Closing (unless the C. White Employment Agreement is terminated) in the form of Exhibit I hereto (the “Shareholder Agreement”); and

(c)	Officers’ and Secretary’s Certificates of PGRA in the form set forth in Exhibits A and B, respectively.

(d)
A listing attached hereto as Schedule 3.03(d) – PGRA Affiliates/Targets as of the date of this Agreement, of (i) current entities directly or indirectly owned or controlled by PGRA (each a “PGRA Affiliate”); (ii) companies and parties with which PGRA or any PGRA Affiliate has entered into binding agreement for merger or an acquisition of substantially all assets of such company or party (each a “PGRA Merger Party”), and (iii) companies and parties with which PGRA or any PGRA Affiliate has entered into letter of intent for the merger or an acquisition of substantially all assets of such company or party (each a “PGRA Target”).

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(e)	An official bank check or wire transfer in the aggregate sum of $100,000 cash to the Triple C Stockholders.

(f)
A signed and executed corporate guaranty for all lease and any and all other payments arising from the leases between (i) Craig Carrier Corporation, LLC and Triple C, and (ii) White Farms Trucking, Inc. and Triple C in the form of Exhibit G & H respectfully.

Section 3.04 Closing Memorandum and Receipts.  As evidence that all parties deem the Closing to have been completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will, at the Closing, execute and deliver a Closing Memorandum, in the form of Exhibit J, acknowledging such completion and consummation.

Section 3.05 Waiver of conditions.  Notwithstanding Section 12.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing, excluding nevertheless any provision of this Agreement which by its terms is to be performed in the future, will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing Memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved by listing it in the Closing Memorandum for satisfaction or performance after the Closing.

Section 3.06 Further assurances.  At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents reasonably desirable or necessary to complete and confirm the transactions contemplated by this Agreement.

Section 3.07 Conditions precedent to PGRA’s obligation to Close.  All obligations of PGRA hereunder are subject, at the option of PGRA, to the fulfillment of each of the following conditions at or prior to the Closing, and Triple C and the Triple C Stockholders shall exert commercially reasonable efforts to cause each such condition to be so fulfilled:

(a)	Triple C shall be incorporated in Nebraska.

(b)
All representations and warranties made by Triple C and by the Triple C Stockholders contained herein and in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again and given at and as of the date of the Closing of the transaction contemplated by this Agreement, and shall then be true and correct in all material respects, except for changes in the ordinary course of business after the date hereof in conformity with the representations, covenants and agreements contained herein.

(c)
All covenants, agreements and obligations required by the terms of this Agreement to be performed by Triple C and by the Triple C Stockholders at or before the Closing shall have been duly and properly performed in all material respects to PGRA’s reasonable satisfaction.

(d)
Since the date of this Agreement there shall not have occurred any material adverse change in Triple C or its operating or financial condition, prospects (financial or otherwise), business, properties or assets.

(e)	All documents required to be delivered to PGRA at or prior to the Closing shall have been so delivered.

(f)	All transactions contemplated by and in connection with this Agreement shall have been approved in writing by Triple C's boards of directors.

(g)	Triple C shall have not suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

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(h)
PGRA shall have received financial statements of Triple C and Triple C's Predecessor for January 31, 2009 and 2010 and for each of the interim quarterly periods ended subsequent thereto prepared in accordance with generally accepted accounting principles.

(i)
PGRA has resolved all comments received from the U.S. Securities and Exchange Commission (the "SEC") to the PGRA annual report on Form 10-K for the fiscal year ended September 30, 2009 and the quarterly report on Form 10-Q for the quarters ended December 31, 2009 and, if filed, March 31, 2010.

Section 3.08 Conditions precedent to Triple C and the Triple C Stockholders’ obligation to Close.  All obligations of Triple C and the Triple C Stockholders at the Closing are subject, at the option of Triple C and the Triple C Stockholders, to the fulfillment of each of the following conditions at or prior to the Closing, and PGRA shall exert commercially reasonable efforts to cause each such conditions to be so fulfilled.

(a)	All representations and warranties of PGRA contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

(b)
All covenants, agreements and obligations required by the terms of this Agreement to be performed by PGRA at or before the Closing shall have been duly and properly performed in all material respects to Triple C and the Triple C Stockholders’ reasonable satisfaction.

(c)	All documents required to be delivered to Triple C and the Triple C Stockholders at or prior to the Closing shall have been so delivered.

(d)
Since the date of this Agreement there shall not have occurred any material adverse change in PGRA or their operating or financial condition, prospects (financial or otherwise), business, properties or assets.

(e)	The transaction contemplated by and in connection with this Agreement shall have been approved in writing by PGRA’s board of directors.

(f)
PGRA or any PGRA Affiliate shall have not suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

(g)
The Triple C Stockholders shall have received a certificate of good standing for PGRA issued by the secretary of state of its state of organization and of each state in which it is qualified or required to be qualified to do business as a foreign corporation.

(h)
Information contained in the PGRA annual report on Form 10-K for the fiscal year ended September 30, 2009 and the quarterly report on Form 10-Q for the quarter ended December 31, 2009 filed with the U.S. Securities and Exchange Commission, Commission File No. 000-14273, is materially accurate and complete as of the date of the information contained therein, and does not omit any information required in order to make such information not misleading.

(i)
All covenants, agreements and obligations of PGRA or any PGRA Affiliate (including any payment of funds by PGRA or a PGRA Affiliate) set forth in any merger agreement, asset purchase agreement or other similar agreement between PGRA or a PGRA Affiliate and any PGRA Merger Party that is required to be performed or completed as of the Closing have been duly and properly performed in all material respects.

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Article IV

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Section 4.01 Representations and warranties of Triple C and the Triple C Stockholders.  Both Triple C and the Triple C Stockholders represent and warrant, jointly and severally, to PGRA, as follows:

(a)	Triple C is duly organized and an existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute, deliver and perform this Agreement.

(b)
Triple C is qualified to do business and in good standing in each state and jurisdiction in which the nature of its respective activities and ownership of property reasonably require it to be qualified as a foreign corporation.

(c)	The incorporation of Triple C has been accomplished according to applicable law.

(d)
All licenses required for the conduct of Triple C's businesses in intra and interstate commerce are in full force and effect; and, there is no proceeding of any nature pending or, to the best knowledge of Triple C and the Triple C Stockholders, threatened which if determined adversely to Triple C would result in a revocation, cancellation of or material limitation or restriction on Triple C and the conduct of its or any subsidiary’s business as it is presently conducted.  Notwithstanding the foregoing, the vehicles identified on Schedule 4.01 – Section D (Unlicensed Vehicles) are not currently licensed based on available business and other considerations.

(e)	This Agreement has been duly and validly authorized, executed and delivered by Triple C and duly executed and delivered by the Triple C Stockholders.

(f)
This Agreement constitutes the legal, valid and binding obligation of Triple C and the Triple C Stockholders, enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting individual, stockholders and creditors rights generally and to general equitable principles.

(g)
To the best knowledge of Triple C and the Triple C Stockholders, the execution of this Agreement and consummation of the transactions contemplated hereby do not conflict with and will not result in any adverse consequences to or material breach of any agreement (financing or otherwise), not including financing agreements which require waivers prior to or at Closing, mortgage, instrument, judgment, decree, law or governmental regulation, license, permit or authorization by Triple C or in the loss, forfeiture or waiver of any rights, license, authorization or franchise owned by Triple C, from which Triple C benefits or which is desirable in the conduct of Triple C's business.

(h)
To the best knowledge of Triple C and the Triple C Stockholders, except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America or any state or subdivision thereof or any self-regulatory body to which Triple C is subject is required in connection with the execution and delivery of this Agreement by Triple C and the consummation of the transactions contemplated hereby.

(i)
The information Triple C and the Triple C Stockholders have delivered to PGRA relating to Triple C was, to the best knowledge of Triple C and the Triple C Stockholders, on the date reflected in each such item of information accurate in all material respects and, to the best knowledge of Triple C and the Triple C Stockholders, such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to Triple C and does not, to the best knowledge of Triple C and the Triple C Stockholders, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(j)
The Triple C Predecessor and Triple C Affiliates and each acquired business or entity has conducted its respective business in the ordinary course for the last three years or since inception, whichever is less.

(k)
Neither Triple C nor any employee, to Triple C and the Triple C Stockholders’ best knowledge, has since inception given or agreed to give to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder Triple C's business, a gift or similar benefit in any amount or value which might subject Triple C to damage or penalty in civil, criminal or governmental litigation or proceedings.

(l)
Financial statements of the Triple C Predecessor and the Triple C Affiliates delivered to PGRA have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of Triple C in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities.  Triple C's financial records are maintained in accordance with good business practice.

(m)
Triple C has good, marketable and insurable title to all of its properties and assets, including intangible assets, if any, which they own or use in their respective businesses or purport to own, including, without limitation, those reflected in their books and records and in the balance sheet, both tangible and intangible.  Except for the assets included on Schedule 4.01 – Section M (Existing Liens and Encumbrances), none of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except as expressly set forth in the notes to Triple C's financial statements as securing specific liabilities or subject to specific capital leases and have arisen only in the ordinary course of business.  All of the properties and assets owned, leased or used by Triple C are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for Triple C's current operations and are directly related to Triple C's business, provided that certain equipment of Triple C damaged in accidents or otherwise not operating in the normal course of business is subject to repair.

(n)
All of the material contracts, agreements, leases, licenses and commitments of Triple C (other than those which have been fully performed), copies of all of which have been delivered to PGRA, are valid and binding, enforceable in accordance with their respective terms, in full force and effect.

(o)
Other than litigation in the normal course of business, which individually or in the aggregate do not have a material adverse effect the business of Triple C and except as provided on Schedule 4.1 – Section O (Legal Claims), none of which are material, there is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to Triple C and the Triple C Stockholders’ knowledge threatened, against or relating to Triple C, its directors, officers or employees with respect to Triple C or its businesses or for which Triple C may have an indemnity obligation, their properties, assets or business or the transaction contemplated by this Agreement and Triple C does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.

(p)
All taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees’ income withholding and social security taxes, including employer’s contribution, other than those for which a return or deposit is not yet due and have been disclosed to PGRA, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by Triple C with respect to employees’ withholding and social security taxes have been made.  Triple C is not and has no reason to believe that they will be the subject of an audit by any taxing authority outside of the normal random audit selection process.  There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by Triple C for the extension of time for the assessment of any tax and Triple C is not a “consenting corporation” within the meaning of Section 341(f)(1) of the Tax Code.

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(q)	Triple C does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which Triple C is obligated or required to make contributions.

(r)
None of Triple C's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and Triple C considers its relations with their employees as a whole to be good.  Triple C has disclosed to PGRA all employee salary, compensation and benefit agreements and no employee, other than Craig White and Vonnie White, has a written employment agreement.

(s)	Other than Craig White and Vonnie White, no person has guaranteed any obligation of Triple C, and Triple C has not guaranteed the obligation of any other person.

Section 4.02 PGRA’s representations and warranties.  PGRA represents and warrants to Triple C and the Triple C Stockholders that:

(a)	PGRA is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute and deliver this Agreement.

(b)
This Agreement has been duly and validly authorized, executed and delivered by PGRA and constitutes the legal, valid and binding obligation of PGRA, enforceable against PGRA in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

(c)
Except for such actions as may have already been taken, no further action by or before any governmental body or authority of the United States of America or any state thereof is required in connection with the execution and delivery of this Agreement by PGRA and the consummation of the transactions contemplated hereby, except that approval of the Reverse Stock Split by the stockholders of PGRA is subject to and conditioned upon the approval by the U.S. Securities and Exchange Commission of PGRA’s preliminary information statement on Schedule 14C, as amended, as filed with the Commission.

(d)
The information PGRA has delivered to Triple C and the Triple C Stockholders was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)
The information and financial statements PGRA has provided to the Triple C Stockholders, on the date reflected in each element of information and financial statements, are accurate in all material respects and, to the knowledge of PGRA, such information at the date hereof taken as a whole provides, to the best knowledge of PGRA, full and fair disclosure of all material information relating to PGRA and does not, to the knowledge of PGRA omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(f)
The consolidated financial statements of PGRA delivered to the Triple C Stockholders (as filed by PGRA in reports pursuant to Section 13 of the Securities Exchange Act of 1934) have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, fairly present the financial condition of PGRA in all material respects at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities.  The financial records of PGRA and PGRA Affiliates are maintained in accordance with good business practice.

(g)
There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree, judgment or judgment in progress, pending or in effect or to the knowledge of PGRA threatened, against or relating to PGRA or any PGRA Affiliate, their directors, officers or employees with respect to PGRA, any PGRA Affiliate or their businesses or for which PGRA or any PGRA Affiliate may have an indemnity obligation, other than litigation in the normal course of business, which individually or in the aggregate do not have a material adverse effect the business of PGRA.

Section 4.03 Nature and survival of representation and warranties; Remedies.  All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of Triple C, the Triple C Stockholders or of PGRA, as the case may be, and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by Triple C and the Triple C Stockholders or by PGRA, respectively, as the case may be, to each other under this Agreement.  For purposes of this Section 4.03 and Section 11.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant.  All representations and warranties of the parties shall survive the Closing; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the one year from the date hereof, and neither PGRA, Triple C or the Triple C Stockholders shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant’s counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

Article V

COVENANTS OF THE PARTIES

Section 5.01 Conduct of business prior to Closing.

(a)
From the date hereof to the Closing, Triple C will conduct its businesses and affairs only in the ordinary course and consistent with the prior practice of the Triple C Predecessor and Triple C Affiliates and shall endeavor to maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to Triple C the services of Triple C's present employees, agents and independent contractors, (iii) to preserve for the benefit of Triple C the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract with Triple C where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

(b)
From the date hereof to the Closing, Triple C shall not outside the ordinary course of business and as contemplated by this Agreement (i) dispose of any material assets, provided that Triple C may sell identified vehicles and apply sales proceeds to outstanding debt obligations following the normal practice of Triple C for retiring used equipment; (ii) engage in any extraordinary transactions without PGRA’s prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by Triple C, sale of its equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to PGRA and approved by it.

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Section 5.02 Notice of changes in information.  Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

Section 5.03 Notice of extraordinary changes.  Triple C shall advise PGRA with respect to any of the following events outside of ordinary course of business and which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, licenses, commitments or other understandings or arrangements to which Triple C is a party, (ii) any changes in purchasing, pricing or selling policy, or, any changes in its sales, business or employee relations in general, (iii) the filing or commencement of any litigation or governmental or agency proceedings against Triple C.  PGRA shall advise the Triple C Stockholders of events outside the ordinary course of business and which are materially adverse and (iv) any material adverse change in patterns of business.

Section 5.04 Action to preserve Triple C's business and assets.

(a)
Notwithstanding anything contained in this Agreement to the contrary, Triple C will not take or fail to take any action that in Triple C's or PGRA's reasonable business judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against Triple C, or is likely to result in losses, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by Triple C of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by PGRA).

(b)
Access to information and documents.  Upon reasonable notice and during regular business hours, Triple C will give to PGRA, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as PGRA may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing.  Triple C will afford PGRA an opportunity to ask questions and receive answers thereto in furtherance of its duly diligent examination of Triple C.  Any such furnishing of such information or any investigation shall not affect that party’s right to rely on the other party’s representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Section 5.05 Access to information for due diligence.  Upon reasonable notice and during regular business hours, PGRA will give to Triple C and the Triple C Stockholders, their attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as Triple C may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing.  PGRA will afford Triple C an opportunity to ask questions and receive answers thereto in furtherance of its duly diligent examination of PGRA.  Any such furnishing of such information or any investigation shall not affect that party’s right to rely on the other party’s representations and warranties made in this Agreement or in connection herewith or pursuant hereto, except to the extent that written disclosure of information at a variance or in conflict with any such representation or warranty is made and provides specific notice of such variance or conflict.

Section 5.06 Confidential treatment of information.  The provisions of Exhibit E shall be binding upon the parties.

Page 10 of a 19 page Agreement, plus Exhibits and Schedules

Section 5.07 Cooperation by the parties.  Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.  Triple C shall cooperate with PGRA, and its independent public accountant, the cost of which shall be the responsibility of PGRA, with respect to an audit of Triple C's financial statements and review of interim, stub period financial statements required to enable PGRA to file a registration statement pursuant to the 1933 Act or the 1934 Act.  This covenant shall survive the Closing.

Section 5.08 Conduct of Triple C's business after Closing.

(a)
Triple C will be operated as a wholly owned subsidiary of PGRA, and as a separate corporation, and shall not be merged into PGRA or any other subsidiary of PGRA at least until PGRA has completed payment provided in Section 2.03.

(b)
In the event PGRA fails to pay the installment as provided in Section 2.03, subject to reasonable extensions (with interest at eighteen-percent per annum on extended amounts during the respective extension periods), the Triple C Stockholders may elect, by written notice given to PGRA within ten days after any such failure, to return to PGRA the PGRA Stock, common stock purchase warrants and the payment they have received pursuant to Sections 2.02, without interest, offset or deduction, and PGRA will, upon such election and return of the PGRA Stock and funds, return the Triple C Securities to the Triple C Stockholders.

(c)
Beginning seven (7) business days after Closing, PGRA shall deliver $25,000 and shall continue to deliver $25,000 every ten (10) business days to Triple C as a capital infusion ("Infusion Payment") for use as mutually agreed to by PGRA and the Triple C Stockholders.  Payments made under this Section 5.08 shall continue until the aggregate Infusion Payments total $100,000.

Article VI

FEDERAL INCOME TAX MATTERS

Section 6.01 Federal income tax treatment.  Each party shall be responsible for obtaining his, her or its own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement and waives any reliance with respect thereto on any other party.  The Triple C Stockholders understand the transaction will be taxable to them at least to the extent of “boot”.

Article VII

SECURITIES LAW MATTERS AND STATUS OF SHARES

Section 7.01 Unregistered shares.  The PGRA Stock delivered to the Triple C Stockholders is not being registered under the 1933 Act and the securities laws of Nebraska or any other state of jurisdiction, and the PGRA Stock is not transferable, except as permitted under various exemptions contained in the 1933 Act and applicable state securities law.  The provisions contained in the following sections are intended to ensure compliance with the 1933 Act and applicable state securities law.

Section 7.02 No transfers in violation of 1933 Act.  The Triple C Stockholders will agree at Closing not to offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the PGRA Stock, except after full compliance with all of the applicable provisions of and regulations under the 1933 Act and applicable state securities law; and, may be required to into a “lock up agreement” on the same terms entered into by other PGRA stockholders.

Section 7.03 Investment intent.  The Triple C Stockholders will represent and warrant to and covenant with PGRA at Closing that they are acquiring the PGRA Stock for their own, respective accounts for investment and not with a view to resale or other distribution; that they each currently have no intention of selling, assigning, transferring, pledging, hypothecating or otherwise disposing of all or any part thereof at any particular time, for any particular price, or on the happening of any particular event or circumstance; and they will acknowledge that they understand PGRA is relying on the truth and accuracy of their covenants, warranties and representations in issuing the PGRA Stock without first registering them under the 1933 Act.

Page 11 of a 19 page Agreement, plus Exhibits and Schedules

Section 7.04 Investment legend on certificates.  The Triple C Stockholders will further agree that the certificates evidencing the PGRA Stock shall contain the following legend or a legend of similar import:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND IS A “RESTRICTED SECURITY” AS DEFINED UNDER SAID ACT.  ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 7.05 Registration Right.  If PGRA or any successor entity (for purposes of this Section 7.05, the “Company”), proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Triple C Stockholders) any of the Company’s stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give the Triple C Stockholders written notice of such registration.  Upon the written request of the Triple C Stockholders within twenty (20) days after mailing of such notice by the Company, the Company shall cause to be registered under the 1933 Act the PGRA Stock that each such Triple C Stockholder has requested to be registered; provided, that the Company’s obligations under this Section shall terminate once all shares of PGRA Stock held by both Triple C Stockholders may immediately be sold in reliance on Rule 144 under the Securities Act.

Article VIII

TERMINATION PRIOR TO CLOSING

Section 8.01 Termination for default.

(a)
PGRA may, by notice to Triple C and the Triple C Stockholders given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by Triple C in the observance or in the due and timely performance of any of any material covenants and agreements contained in this Agreement, made by Triple C pursuant to or imposed upon it in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

(b)
Triple C and the Triple C Stockholders may, by notice to PGRA given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by PGRA in the observance or in the due and timely performance of any of any material covenants and agreements contained in this Agreement, made by PGRA pursuant to or imposed upon it in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

Section 8.02 Termination for failure to Close.  If the Closing does not occur on or before the date provided in Section 3.01, any party, if that party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other parties; provided, that the parties may extend the Closing date in writing.

Section 8.03 Termination for loss of bargain.

(a)
PGRA may, at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of Triple C, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of Triple C have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) Triple C is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not Triple C has exhausted its appeals.

Page 12 of a 19 page Agreement, plus Exhibits and Schedules

(b)
Triple C may, at its option, terminate this Agreement prior to the Closing if (i) in completion of its due diligence examination of PGRA, it discovers the existence of a material, adverse variance from its due diligence examination prior to the date of this Agreement, or (ii) the business or assets of PGRA have suffered any material damage, destruction or loss (whether or not covered by insurance), or (iii) PGRA is prevented by order of court or administrative action from consummating the transactions contemplated by this Agreement, whether or not PGRA has exhausted its appeals.

Article IX

NOTICES

Section 9.01 Procedure for giving notices.  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

Section 9.02 Addresses for notices.  For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

IF to PGRA Paul A. Henley, President 6371 Business Boulevard Suite 200 Sarasota, Florida 34240	If to Triple C and the Triple C Stockholders before Closing: Craig White 201 North First Street Doniphan, Nebraska 68832
Copy to: Jackson L. Morris, Esq. 3116 West North A Street Tampa, Florida 33609-1544	Copy to: David L. Bracht 1620 Dodge Street Suite #2100 Omaha, NE 68102
If to the Triple C Stockholders after Closing: Craig White (with copy to David Bracht at above address) P.O. Box 292 Doniphan, Nebraska 68832

Section 9.03 Change of address.  A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

Article X

LEGAL AND OTHER COSTS

Section 10.01 Party entitled to recover.  In the event that any party (the “Defaulting Party”) defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the “Non-Defaulting Party”) seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys’ fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement, subject to a maximum of fifty thousand dollars ($50,000.00).

Page 13 of a 19 page Agreement, plus Exhibits and Schedules

Section 10.02 Interest.  In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party’s default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

Article XI

MISCELLANEOUS

Section 11.01 Effective date.  The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Section 11.02 Entire agreement.  This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

Section 11.03 Waivers.  No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 11.04 Amendments.  This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 11.05 Construction.  This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision.  The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 11.06 Invalidity.  It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 11.07 Multiple counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 11.08 Assignment, parties and binding effect.  This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies).  This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise.  Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 11.09 Survival of representations and warranties.  The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

Page 14 of a 19 page Agreement, plus Exhibits and Schedules

Section 11.10 Jurisdiction and venue.  Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, which seeks injunctive relief shall be brought and enforced in the courts of the State of Nebraska in and for Hall County, Nebraska, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 11.11 Applicable law.  This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Nebraska applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

Page 15 of a 19 page Agreement, plus Exhibits and Schedules

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

[Corporate Seal]                                Attest:                                PlanGraphics, Inc.

/s/ Jackson L. Morris                                                                    By: /s/ Paul A. Henley
Jackson L. Morris, Secretary                                                       Paul A. Henley, President

         Triple C Transport, Inc.

/s/  Vonnie White                                                                           By: /s/  Craig White
Vonnie White, Secretary                                                               Craig White, President

           Triple C Stockholders:

            /s/  Craig White
            Craig White

           /s/  Vonnie White
           Vonnie White

Signature Page to the Stock Purchase Agreement

EXHIBIT A
OFFICERS’ CERTIFICATE

Pursuant to Section 3.0__ of the Stock Purchase Agreement identified within

The undersigned, __________, President, and __________, Treasurer, of ______________, a _____________ corporation (the “Corporation”), hereby each certifies that he is familiar with the Stock Purchase Agreement, dated ___________________, (the “Agreement”), between the Corporation and _________________ and, to the best of his knowledge, based on reasonable investigation:

(a)
All representations and warranties of the                                                                                                 (as defined in the Agreement) contained in the Agreement, and in all Exhibits and Schedules attached thereto containing information delivered by, were true and correct in all material respects when made and when deemed to have been made and are true and correct at the date hereof, except for changes in the ordinary course of business between the date of the Agreement, in conformity with the covenants and agreements contained in the Agreement.

(b)	All covenants, agreements and obligations required by the terms of the Agreement to be performed byat or before the Closing have been duly and properly performed in all material respects.

(c)	Since the date of the Agreement there have not occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of the.

IN WITNESS WHEREOF, each of the undersigned has executed this certificate this ____________.

______________________________, President

______________________________, Treasurer

A-1

EXHIBIT B
SECRETARY’S CERTIFICATE

Pursuant to Section 3.0__ of the Stock Purchase Agreement identified within.

I, ____________, the duly elected, qualified and acting Secretary of ________________, a corporation duly organized, existing and in good standing under the laws of __________, (the “Corporation”) do hereby certify that:

(i)
The following is a true and complete copy of Resolution of the Board of Directors of the Corporation taken and adopted on ___________, approving the Stock Purchase Agreement dated _________,  by and among the Corporation and ____________________, and that said Resolution has not been rescinded, revoked or modified and is in full force and effect at the date hereof:

(ii)
The persons whose names, titles and signatures appear below are each the duly elected, qualified and acting officers of the Corporation, hold on the date hereof the offices set forth opposite their respective names and the signatures appearing opposite said names are the genuine signatures of said persons:

Name                                           Title                                            Signature

________________________    President                                ___________________________

________________________            Secretary                                ___________________________

________________________    Treasurer                                ___________________________

(iii)	I am authorized by the Corporation to make the within certifications.

IN WITNESS WHEREOF, I have executed this Certificate on _________________

(CORPORATE SEAL)

_____________________, Secretary

I, __________, President of _________________, a ______________ corporation, hereby certify that ___________ is duly elected, qualified and acting Secretary of ___________ and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have executed this Certificate on _________________,

_____________________, President

B-1

EXHIBIT C

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between Integrated Freight Corporation (IFC), a Florida corporation, (the “Company”), and Craig White of Doniphan, Nebraska (“Employee”) effective as of date IFC acquires White Farms Trucking, Inc..

RECITAL

Employee is party to that certain Stock Purchase Agreement (the “SPA”) dated as of April __________, 2010 with PlanGraphics, Inc. (“PGRA”), pursuant to which PGRA has agreed to acquire all shares held by Employee of Triple C Transport, Inc. (“Triple C”), after which Triple C shall become a wholly owned subsidiary of PGRA or an affiliate of PGRA.

The Company desires to employ Employee, and Employee is willing to accept employment by the Company, in each case on the terms and subject to the conditions set forth in this Agreement, to perform assigned duties in connection with operation and management of Triple C.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.   Position and Duties.

1.1  Position.   During the term of this Agreement, Employee agrees to be employed by and to serve the Company as General Manager, to perform such duties consistent with such position as may be assigned to him from time to time by the Board of Directors and their appointees.  Employee’s principal place of business with respect to his services to the Company shall be Doniphan, Nebraska, provided that Employee agrees to undertake such travel as may be required in the performance of his duties.   All travel expenses of Employee shall be reimbursed in accordance with Section 3.3 (c) below.

1.2  Supervision and Direction.  Employee shall carry out his duties under the general supervision and direction of the Board of Directors of the Company and their appointees in accordance with the Company’s policies, rules and procedures in force from time to time.

1.3  Time Required.   Employee shall devote his full time, attention, skill and efforts to his tasks and duties hereunder to the affairs of the Company.   Without the prior written consent of the Company, Employee shall not provide services for compensation to any other person or business entity during the Term of his employment by the Company, as defined in paragraph 2.1, or engage in any other business activity, whether or not such other business activity is pursued for profit or pecuniary advantage unless approved by the Board of Directors, provided, that investing in the public stock market shall not be deemed "business activity" for purposes of this Section.

2.   Term of Employment, Termination.

2.1  Term.  The term of employment under this Agreement (the “Term”) shall begin on Start Date and shall continue through three calendar years after the Start Date (the “Expiration Date”), unless earlier terminated in accordance with Article 2 or extended pursuant to the following sentence.   Unless written notice is given by the Company or Employee to the other at least ninety days prior to the Expiration Date (or any later date to which the Term shall have been extended in accordance with this Section 2.1) advising that the one giving such notice does not desire to extend or does desire to further extend this Agreement, the Term shall automatically be extended for additional one-year periods without further action of either the Company or Employee.

2.2  Termination for Cause. Termination for Cause (as defined in Section 2.7(a) below) may be effected by the Company at any time during the Term of this Agreement and shall be effected by written notification to Employee from the Chairman of the Board of Directors or by action of a majority of the directors, in the event the Employee is the Chairman, stating the reason for termination.   Such termination shall be effective immediately upon the giving of such notice, unless the Board of Directors shall otherwise determine.   Upon Termination for Cause, Employee shall be paid all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder prior to such termination, all to the date of termination, but Employee shall not be entitled to any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.3  Voluntary Termination.   In the event of a Voluntary Termination (as defined in Section 2.7(b) below), the Company shall pay to Employee all accrued salary, bonus compensation to the extent earned, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.  Employee may affect a Voluntary Termination by giving thirty (30) days written notice of such termination to the Company.

2.4  Termination by Death.   In the event of Employee’s death during the Term of this Agreement, Employee’s employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such beneficiaries, as Employee may from time to time designate, all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee’s estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.5  Termination by Reason of Disability.   If, during the Term of this Agreement, a physician selected by the Company certifies that Employee has become physically or mentally incapacitated or unable to perform his full-time duties under this Agreement, and that such incapacity has continued for a period of 180 calendar days within any period of 365 consecutive days, the Company shall have the right to terminate Employee’s employment hereunder by written notification to Employee, and such termination shall be effective on the seventh day following the giving of such notice (“Termination by Reason of Disability”).   In such event, the Company will pay to Employee all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay, any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation required under Section 4.1, but Employee shall not be paid any other compensation or reimbursement of any kind.   In the event of a Termination by Reason of Disability, upon the termination of the disability, the Company will use its best efforts to reemploy Employee, provided that such reemployment need not be in the same capacity or at the same salary or benefits level as in effect prior to the Termination by Reason of Disability.

2.6  Employee’s Obligation Upon Termination.  Upon the Termination of Employee’s employment for any reason, Employee shall within ten days of such termination return to the Company all personal property and proprietary information in Employee’s possession belonging to the Company.   Unless and until the Employee has complied with this Section (which shall be determined by the Company's standard termination and check-out procedures), the Company shall have no obligation to make any payment of any kind to Employee hereunder.

2.7  Definitions.   For purposes of this Agreement the following terms shall have the following meanings:

(a)  “Termination for Cause” shall mean termination by the Company of Employee’s employment by the Company by reason of:

(i)  Employee’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, or breach of fiduciary duty to, the Company;

(ii)  Employee’s material breach of this Agreement, including any Exhibit hereto, or any other agreement to which Employee and the Company are parties;

(iii)  Employee’s use or possession of illegal drugs at any time, use of alcoholic beverages during working hours or on Company property except when specifically allowed by a company sponsored function, improper use of prescription drugs during working hours or on Company property or Employee reporting to work (which includes activities away from Company offices) under the influence of illegal drugs or alcohol;

(iv)  Conduct by Employee, whether or not in connection with the performance of the duties contemplated hereunder, that would result in serious prejudice to the interests of the Company if Employee were to continue to be employed, including, without limitation, the conviction of a felony or a good faith determination by the Board of Directors that Employee has committed acts involving moral turpitude;

(v)  Any material violation of any rule, regulation or policy of the Company by Employee or Employee’s failure to follow reasonable instructions or directions of the Board of Directors of the Company (as it relates to the Employee’s written job description) or any policy, rule or procedure of the Company in force from time to time.   All Company policies, rules, regulations and procedures currently in force must be provided to Employee in writing before execution of this Agreement.   Any changes to Company policies, rules and procedures must be provided to Employee in writing ten days prior to the changes becoming effective.

(b)  “Voluntary Termination” shall mean termination by Employee of Employee’s employment other than (i) Termination by Reason of Disability and (ii) Termination by reason of Employee’s Death.

3.   Salary, Benefits and Bonus Compensation.

3.1  Base Salary.   As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to Employee a Base Salary at an initial rate of $110,000 per annum payable in accordance with the Company’s regular payroll practices (twice monthly).  Beginning 365 days from the date of this Agreement and continuing on each subsequent one year anniversary, Employee's salary shall equal one hundred and ten percent (110%) of the previous year's compensation.   Such rate and Employee’s performance shall be reviewed by the Company’s Board of Directors and their appointees on an annual basis, commencing Starting Date, for a determination of whether an adjustment in Employee’s Base Salary should be made, which adjustment shall be in sole discretion of the Company’s Board of Directors.

3.2  Additional Payments.   In addition to the Base Salary, Company shall provide as additional payment for the services provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to Employee:

(a)  Warrants.  Upon executing this Agreement, Company shall issue to employee warrants granting the right to purchase an aggregate of 250,000 shares of the Company's common stock at $0.75 per share exercisable at any time from the date of this agreement through the date that is five (5) years after the date of this agreement

(b)  First Year Bonus.  In addition, Employee will be entitled to a bonus of 10% of EBITRA generated by Triple C (the “First Year Bonus”) during the full twelve month period beginning on the first day of the next month following the closing of the SPA.  For purposes of calculating the First Year Bonus, “EBITRA” shall mean the amount equal to the net income of the company plus, to the extent deducted, the aggregate of interest, taxes, rental payments and amortization during the period calculated in accordance with GAAP rules, provided that “rental payments” shall mean the aggregate of the lease payments paid by Triple C during the period.  The First Year Bonus payment shall be paid to the Employee at the end of the thirteenth month period beginning on the first day of the next month following the Closing.

3.3  Performance Bonus.  The Board of Directors and their appointees will establish goals for the Company each year, which may include a target revenue goal, consummation of a merger with a candidate, asset base, etc.   Employee shall be entitled to a bonus of computed as a percentage of revenue over the goal established by the Board, or a specific dollar number and/or additional common stock of the Company for the attainment of other established goals.

3.4  Additional Benefits.   During the Term of this Agreement, Employee shall be entitled to the following fringe benefits:

(a)  Employee Benefits. Employee shall be included in all group insurance plans and other benefit plans and programs made available to management Employees of the Company.

(b)  Vacation. Employee is entitled to take four weeks paid vacation within one year from his Starting Date.

(c)    Reimbursement for Expenses. The Company shall reimburse Employee for reasonable out-of-pocket business, travel and entertainment expenses incurred by Employee in connection with his duties under this Agreement in accordance with the Company’s reimbursement policy in effect from time to time.   To receive reimbursement, the Employee must submit a monthly, written expense report, attaching receipts thereto, listing all expenses to be reimbursed, the amount of each, the business purpose or benefit of the expense and such other information as may be required to satisfy the requirements of the Internal Revenue Code for deduction of such expenses by the Company.   Company’s reimbursement policy currently in force must be provided to Employee in writing before execution of this Agreement.   Any changes to Company’s policy must be provided to Employee in writing thirty (30) days prior to the changes becoming effective.

(d)  Automobile Allowance.  The Company shall pay to or for the benefit of Employee an automobile allowance of $750.00 per month, which may include a vehicle lease payments for an automobile selected by Employee and leased by the Company; provided, that in the event a cash payment is required for a leased vehicle, the cash payment shall be amortized over the lease term for purposes of the monthly automobile allowance provided herein.

4.   Severance Compensation.

4.1  Acceleration of Payments.   The Company may, in the Company’s sole discretion, if Employee so requests within thirty days following a Termination by Reason of Disability, elect to pay to Employee a lump sum severance payment by bank cashier’s check equal to the present value of the flow of cash payments that would otherwise be paid to Employee.

4.2.   No Severance Compensation Under Other Termination.   In the event of a Voluntary Termination, Termination for Cause, or Termination by reason of Employee’s Death, neither Employee nor his estate shall be paid any severance compensation.

5.   Other Agreements.   Employee agrees that to induce the Company to enter into this Agreement and the SPA, he (a) agreed to be bound by terms for the treatment of confidential information attached as Exhibit E to the SPA, and (b) a concurrently executed and delivered to the Company the Agreement not to Compete attached as Exhibit F to the SPA.   Employee hereby covenants and agrees to fully abide by each and every term of such agreements, and agrees and understands that a breach or violation by Employee of any provision of any provision of either of such agreements shall constitute grounds for Termination for Cause under Section 2.8(a)(ii) of this Agreement, and that no such termination shall limit or affect any other rights and remedies of the Company arising out of or in connection with any such breach or violation.   The covenants on the part of Employee contained in such agreements shall survive termination of this Agreement, regardless of the reason for such termination, unless specifically excluded by this agreement.  Employee hereby represents and acknowledges that the Company is relying on the covenants contained in such agreements in entering into this Agreement, and that the terms and conditions of the covenants contained in such agreements are fair and reasonable.

6.   Miscellaneous.

6.1  Waiver.   The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

6.2  Entire Agreement; Modifications.   This Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Employee from the Company.   All modifications to this Agreement must be in writing and signed by both parties hereto.

6.3  Notices.   All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing to the respective persons named below:

If to the Company:
Integrated Freight Corporation
6371 Business Blvd, Ste 200
Sarasota, FL 34240
Attn: Paul Henley, President

If to Employee:
Craig White
201 North 1st Street
Doniphan, Nebraska 68832

Any part may change such party’s address for notices by notice duly given pursuant to this Section

6.4  Headings.   The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

6.5  Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

6.6  Severability.   Should a court or other body of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

6.7  Benefits of Agreement.   The provisions of this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company) or by Employee.

6.8  Counterparts.   This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

6.9  Withholdings.   All compensation and benefits to Employee hereunder shall be subject to all applicable federal, state, local and other withholdings and similar taxes and other payments required by applicable law.

6.10  Remedies.   All rights and remedies of the Company and of the Employee hereunder shall be cumulative and the exercise of any right or remedy shall not preclude the exercise of another.

6.11  Interpretation Review.   Counsel in the negotiation and execution of this Agreement has represented both parties to this Agreement, and no inference shall be drawn against the drafting party.   Employee acknowledges that he has in fact reviewed and discussed this Agreement with his counsel and that he understands and assents to the terms hereof.

6.12  Arbitration.   Any controversy or claim arising out of or relating to this agreement, or breach thereof (other than any action by the Company seeking an injunction or equitable relief under the Employee Non-Disclosure Agreement and Proprietary Rights Assignment or the Non-Solicitation and Non-Competition Agreement executed by the Employee, as amended from time to time) shall be settled by binding arbitration to be held in Tampa, Florida, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen.  To the extent permitted by the rules of the American Arbitration Association, the selected arbitrators may grant equitable relief.  Each party shall pay the fees of the arbitrator selected by him and his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case.  The cost of the arbitration including the cost of the record of transcripts thereof, in any, administrative fees, and all other fees and cost shall be borne equally by the parties.   The rules of discovery of the Federal District Court for the Middle District of Florida shall govern discovery conducted by the parties, who shall have the right to apply to said court for enforcement thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

 Employee
    Craig White                                                 __________________ date __/___/___

Integrated Freight Corporation
     Paul Henley, CEO                                      __________________ date __/___/___

EXHIBIT D

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into by and between Integrated Freight Corporation (IFC), a Florida corporation, (the “Company”), and Vonnie White of Doniphan, Nebraska (“Employee”) effective as of date IFC acquires White Farms Trucking, Inc..

RECITAL

Employee is party to that certain Stock Purchase Agreement (the “SPA”) dated as of April __________, 2010 with PlanGraphics, Inc. (“PGRA”), pursuant to which PGRA has agreed to acquire all shares held by Employee of Triple C Transport, Inc. (“Triple C”), after which Triple C shall become a wholly owned subsidiary of PGRA or an affiliate of PGRA.

The Company desires to employ Employee, and Employee is willing to accept employment by the Company, in each case on the terms and subject to the conditions set forth in this Agreement, to perform assigned duties in connection with operation and management of Triple C.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.   Position and Duties.

1.1  Position.   During the term of this Agreement, Employee agrees to be employed by and to serve the Company as Assistant Manager, to perform such duties consistent with such position as may be assigned to him from time to time by the Board of Directors and their appointees.  Employee’s principal place of business with respect to her services to the Company shall be Doniphan, Nebraska, provided that Employee agrees to undertake such travel as may be required in the performance of her duties.   All travel expenses of Employee shall be reimbursed in accordance with Section 3.3 (c) below.

1.2  Supervision and Direction.  Employee shall carry out her duties under the general supervision and direction of the Board of Directors of the Company and their appointees in accordance with the Company’s policies, rules and procedures in force from time to time.

1.3  Time Required.   Employee shall devote her full time, attention, skill and efforts to her tasks and duties hereunder to the affairs of the Company.   Without the prior written consent of the Company, Employee shall not provide services for compensation to any other person or business entity during the Term of her employment by the Company, as defined in paragraph 2.1, or engage in any other business activity, whether or not such other business activity is pursued for profit or pecuniary advantage unless approved by the Board of Directors, provided, that investing in the public stock market shall not be deemed "business activity" for purposes of this Section.

2.   Term of Employment, Termination.

2.1  Term.  The term of employment under this Agreement (the “Term”) shall begin on Start Date and shall continue through three calendar years after the Start Date (the “Expiration Date”), unless earlier terminated in accordance with Article 2 or extended pursuant to the following sentence.   Unless written notice is given by the Company or Employee to the other at least ninety days prior to the Expiration Date (or any later date to which the Term shall have been extended in accordance with this Section 2.1) advising that the one giving such notice does not desire to extend or does desire to further extend this Agreement, the Term shall automatically be extended for additional one-year periods without further action of either the Company or Employee.

D-1

2.2  Termination for Cause. Termination for Cause (as defined in Section 2.7(a) below) may be effected by the Company at any time during the Term of this Agreement and shall be effected by written notification to Employee from the Chairman of the Board of Directors or by action of a majority of the directors, in the event the Employee is the Chairman, stating the reason for termination.   Such termination shall be effective immediately upon the giving of such notice, unless the Board of Directors shall otherwise determine.   Upon Termination for Cause, Employee shall be paid all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with her duties hereunder prior to such termination, all to the date of termination, but Employee shall not be entitled to any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.3  Voluntary Termination.   In the event of a Voluntary Termination (as defined in Section 2.7(b) below), the Company shall pay to Employee all accrued salary, bonus compensation to the extent earned, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with her duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.  Employee may affect a Voluntary Termination by giving thirty (30) days written notice of such termination to the Company.

2.4  Termination by Death.   In the event of Employee’s death during the Term of this Agreement, Employee’s employment shall be deemed to have terminated as of the last day of the month during which her death occurs and the Company shall pay to her estate or such beneficiaries, as Employee may from time to time designate, all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with her duties hereunder, all to the date of termination, but Employee’s estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

2.5  Termination by Reason of Disability.   If, during the Term of this Agreement, a physician selected by the Company certifies that Employee has become physically or mentally incapacitated or unable to perform her full-time duties under this Agreement, and that such incapacity has continued for a period of 180 calendar days within any period of 365 consecutive days, the Company shall have the right to terminate Employee’s employment hereunder by written notification to Employee, and such termination shall be effective on the seventh day following the giving of such notice (“Termination by Reason of Disability”).   In such event, the Company will pay to Employee all accrued salary, any benefits under any plans of the Company in which Employee is a participant to the full extent of Employee’s rights under such plans, accrued vacation pay, any appropriate business expenses incurred by Employee in connection with her duties hereunder, all to the date of termination, and all severance compensation required under Section 4.1, but Employee shall not be paid any other compensation or reimbursement of any kind.   In the event of a Termination by Reason of Disability, upon the termination of the disability, the Company will use its best efforts to reemploy Employee, provided that such reemployment need not be in the same capacity or at the same salary or benefits level as in effect prior to the Termination by Reason of Disability.

2.6  Employee’s Obligation Upon Termination.  Upon the Termination of Employee’s employment for any reason, Employee shall within ten days of such termination return to the Company all personal property and proprietary information in Employee’s possession belonging to the Company.   Unless and until the Employee has complied with this Section (which shall be determined by the Company's standard termination and check-out procedures), the Company shall have no obligation to make any payment of any kind to Employee hereunder.

2.7  Definitions.   For purposes of this Agreement the following terms shall have the following meanings:

(a)  “Termination for Cause” shall mean termination by the Company of Employee’s employment by the Company by reason of:

                                                                                          D-2

(i)  Employee’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, or breach of fiduciary duty to, the Company;

(ii)  Employee’s material breach of this Agreement, including any Exhibit hereto, or any other agreement to which Employee and the Company are parties;

(iii)  Employee’s use or possession of illegal drugs at any time, use of alcoholic beverages during working hours or on Company property except when specifically allowed by a company sponsored function, improper use of prescription drugs during working hours or on Company property or Employee reporting to work (which includes activities away from Company offices) under the influence of illegal drugs or alcohol;

(iv)  Conduct by Employee, whether or not in connection with the performance of the duties contemplated hereunder, that would result in serious prejudice to the interests of the Company if Employee were to continue to be employed, including, without limitation, the conviction of a felony or a good faith determination by the Board of Directors that Employee has committed acts involving moral turpitude;

(v)  Any material violation of any rule, regulation or policy of the Company by Employee or Employee’s failure to follow reasonable instructions or directions of the Board of Directors of the Company (as it relates to the Employee’s written job description) or any policy, rule or procedure of the Company in force from time to time.   All Company policies, rules, regulations and procedures currently in force must be provided to Employee in writing before execution of this Agreement.   Any changes to Company policies, rules and procedures must be provided to Employee in writing ten days prior to the changes becoming effective.

(b)  “Voluntary Termination” shall mean termination by Employee of Employee’s employment other than (i) Termination by Reason of Disability and (ii) Termination by reason of Employee’s Death.

3.   Salary, Benefits and Bonus Compensation.

3.1  Base Salary.   As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to Employee a “Base Salary at an initial rate of $60,000 per annum payable in accordance with the Company’s regular payroll practices (twice monthly).  Such rate and Employee’s performance shall be reviewed by the Company’s Board of Directors and their appointees on an annual basis, commencing Starting Date, for a determination of whether an adjustment in Employee’s Base Salary should be made, which adjustment shall be in sole discretion of the Company’s Board of Directors.

3.2  Additional Payments.  In addition to the Base Salary, Company shall provide as additional payment for the services provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to Employee:

(a)  Warrants.  Upon executing this Agreement, Company shall issue to employee warrants granting the right to purchase an aggregate of 250,000 shares of the Company's common stock at $0.75 per share exercisable at any time from the date of this agreement through the date that is five (5) years after the date of this agreement

3.3  Performance Bonus.  The Board of Directors and their appointees will establish goals for the Company each year. A Compensation Committee will be formed to review and recommend possible bonuses for key employees. Employee shall then be entitled to a specific dollar amount and/or common stock of the Company for the attainment of established goals.

3.4  Additional Benefits.   During the Term of this Agreement, Employee shall be entitled to the following fringe benefits:

(a)  Employee Benefits.  Employee shall be included in all group insurance plans and other benefit plans and programs made available to management Employees of the Company.

(b)  Vacation. Employee is entitled to take two weeks paid vacation within one year from her Starting Date.

                                                                                          D-3

(c)    Reimbursement for Expenses.  The Company shall reimburse Employee for reasonable out-of-pocket business, travel and entertainment expenses incurred by Employee in connection with her duties under this Agreement in accordance with the Company’s reimbursement policy in effect from time to time.   To receive reimbursement, the Employee must submit a monthly, written expense report, attaching receipts thereto, listing all expenses to be reimbursed, the amount of each, the business purpose or benefit of the expense and such other information as may be required to satisfy the requirements of the Internal Revenue Code for deduction of such expenses by the Company.   Company’s reimbursement policy currently in force must be provided to Employee in writing before execution of their Agreement.   Any changes to Company’s policy must be provided to Employee in writing thirty (30) days prior to the changes becoming effective.

4.   Severance Compensation.

4.1  Acceleration of Payments.   The Company may, in the Company’s sole discretion, if Employee so requests within thirty days following a Termination by Reason of Disability, elect to pay to Employee a lump sum severance payment by bank cashier’s check equal to the present value of the flow of cash payments that would otherwise be paid to Employee.

4.2.   No Severance Compensation Under Other Termination.   In the event of a Voluntary Termination, Termination for Cause, or Termination by reason of Employee’s Death, neither Employee nor her estate shall be paid any severance compensation.

5.   Other Agreements.   Employee agrees that to induce the Company to enter into this Agreement and the SPA, he (a) agreed to be bound by terms for the treatment of confidential information attached as Exhibit E to the SPA,, and (b) a concurrently executed and delivered to the Company the Agreement not to Compete attached as Exhibit F to the SPA.  Employee hereby covenants and agrees to fully abide by each and every term of such agreements, and agrees and understands that a breach or violation by Employee of any provision of any provision of either of such agreements shall constitute grounds for Termination for Cause under Section 2.8(a)(ii) of this Agreement, and that no such termination shall limit or affect any other rights and remedies of the Company arising out of or in connection with any such breach or violation.   The covenants on the part of Employee contained in such agreements shall survive termination of this Agreement, regardless of the reason for such termination, unless specifically excluded by this agreement.  Employee hereby represents and acknowledges that the Company is relying on the covenants contained in such agreements in entering into this Agreement, and that the terms and conditions of the covenants contained in such agreements are fair and reasonable.

6.   Miscellaneous.

6.1  Waiver.   The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

6.2  Entire Agreement; Modifications.   This Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Employee from the Company.   All modifications to this Agreement must be in writing and signed by both parties hereto.

6.3  Notices.   All notices and other communications under this Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing to the respective persons named below:

If to the Company:
Integrated Freight Corporation
6371 Business Blvd, Ste 200
Sarasota, FL 34240
Attn: Paul Henley, President

                                                                                           D-4

If to Employee:
Vonnie White
201 North 1st Street
Doniphan, Nebraska 68832

Any part may change such party’s address for notices by notice duly given pursuant to this Section

6.4  Headings.   The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

6.5  Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

6.6  Severability.   Should a court or other body of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

6.7  Benefits of Agreement.   The provisions of this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company) or by Employee.

6.8  Counterparts.   This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

6.9  Withholdings.   All compensation and benefits to Employee hereunder shall be subject to all applicable federal, state, local and other withholdings and similar taxes and other payments required by applicable law.

6.10  Remedies.   All rights and remedies of the Company and of the Employee hereunder shall be cumulative and the exercise of any right or remedy shall not preclude the exercise of another.

6.11  Interpretation Review.   Counsel in the negotiation and execution of this Agreement has represented both parties to this Agreement, and no inference shall be drawn against the drafting party.   Employee acknowledges that he has in fact reviewed and discussed this Agreement with her counsel and that he understands and assents to the terms hereof.

6.12  Arbitration.   Any controversy or claim arising out of or relating to this agreement, or breach thereof (other than any action by the Company seeking an injunction or equitable relief under the Employee Non-Disclosure Agreement and Proprietary Rights Assignment or the Non-Solicitation and Non-Competition Agreement executed by the Employee, as amended from time to time) shall be settled by binding arbitration to be held in Tampa, Florida, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen.  To the extent permitted by the rules of the American Arbitration Association, the selected arbitrators may grant equitable relief.  Each party shall pay the fees of the arbitrator selected by him and his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case.  The cost of the arbitration including the cost of the record of transcripts thereof, in any, administrative fees, and all other fees and cost shall be borne equally by the parties.   The rules of discovery of the Federal District Court for the Middle District of Florida shall govern discovery conducted by the parties, who shall have the right to apply to said court for enforcement thereof.

                                                                                           D-5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

 Employee
    Vonnie White                                                 __________________ date __/___/___

Integrated Freight Corporation
     Paul Henley, CEO                                                   __________________ date __/___/___

                                                                                           D-6

EXHIBIT E
Treatment of Confidential Information

The mutual objective of the parties under the Stock Purchase Agreement to which this Exhibit “E” is attached and incorporated by reference is to provide appropriate protection for Confidential Information while exchanging Confidential Information (defined below) for the parties’ mutual benefit and maintaining their ability to conduct their respective business activities.  Each party agrees the following terms apply when a party (the “Discloser”) discloses information to the other (the “Recipient”) under this Agreement.  The consideration for this Agreement is the disclosures which a party makes to the other in reliance on this Agreement.

1. Each party agrees and acknowledges that many of the other’s Confidential Information (as described below) is considered to be trade secrets, confidential, proprietary and not readily accessible to the public.  Each party believes that its own Confidential Information represents a legitimate, valuable and protectable interest and gives it a competitive advantage, which otherwise would be lost if its Confidential Information was improperly disclosed or revealed.

2. The Recipient shall not, at any time without the express written permission of the Discloser, disclose the Discloser’s Confidential Information directly or indirectly to any person or entity, except the Recipient may disclose the Confidential Information to the Recipient’s Employees, Contractors and Agents (as defined below) during the term of this Agreement if such Employees, Contractors and Agents have a need to know the Confidential Information in order to complete any purpose for which the Confidential Information is disclosed.  The Recipient shall have entered into non-disclosure agreements with such Employees, Contractors, and Agents having obligations of confidentiality as strict as those herein prior to disclosure to such employees, contracts, and agents to assure against unauthorized use or disclosure.  The Recipient shall not use or threaten to use Confidential Information in any way that is inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser.  The Recipient shall not, directly or indirectly, intentionally or negligently allow or assist others in using the Discloser’s Confidential Information in any way inconsistent with the provisions of this Agreement or contrary to the instructions or interests of the Discloser.  The Recipient agrees not to use Confidential Information for its own benefit, unless specifically authorized so to do in writing by the Disclose.

3. Each party recognizes and acknowledges that the improper disclosure or use of the Discloser’s Confidential Information would cause irreparable injury to the Discloser by jeopardizing, compromising, and perhaps eliminating the competitive advance the Discloser holds or may hold because of the existence and secrecy of the Confidential Information or would provide an unjustly obtained advantage to the Recipient.  Thus, each party acknowledges and agrees that monetary damages shall not be a sufficient remedy for the Discloser in the event of any breach or threatened breach of this Agreement.  Therefore, each party stipulates and warrants that in the event a Recipient breaches, or reasonably threatens to breach, this Agreement, the Discloser party shall be entitled, without waiving any other rights or remedies in law or in equity, to such injunctive and/or other equitable relief, without (a) having to show or prove irreparable harm as may be deemed proper by a court of competent jurisdiction and (b) the requirement imposed by the Court for posting bond which requirement is hereby specifically and knowingly waived.

4. The Recipient agrees to use the same care and discretion to avoid improper disclosure, publication or dissemination of the Disclosure’s Confidential Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate, but in no event less than reasonable and prudent care.

5. As used in this Agreement the “Confidential Information” means all tangible and intangible information that is disclosed by the Discloser to the Recipient (either orally, or by visual inspection, and/or in writing), including but not limited to (a) currently available and planned products and services; (b) information regarding distributors, suppliers, developers, contractors and funding sources; (c) financial and management information; (d) product information; (e) research and/or development information; (f) information pertaining to actual and/or potential customers, suppliers, and/or strategic alliances; (g) information of a confidential or private nature relating to Employees and Agents (as defined below); (h) financial data and information; (i) business plans; (j) marketing materials and/or strategies; (k) legal matters, including current and/or potential contracts and/or litigation; (l) in-house e-mail, Internet, security, and/or other systems; (m) information received by the Discloser from third parties that the Discloser is obligated to treat as confidential; and/or (n) any and all information regarding the foregoing that the Discloser discloses to the Recipient.  Failure to include a confidentiality notice on any materials disclosed to the Recipient shall not give rise to inference that the information disclosed is not confidential.  Confidential Information disclosed to the Recipient by any parent corporation, subsidiary, agent and/or affiliated entities of the Discloser or by persons that owe the obligation of confidentiality to the Discloser, whether by contract or otherwise, is also covered by this Agreement.

                                                                                          E-1

“Employees and Agents” shall mean the employees, agents, representatives, consultants and independent contractors affiliated with each of us separately.

6. Confidential Information shall not include any information which the Recipient can, by clear and convincing evidence, establish:

(a)	Is or subsequently becomes publicly available without the Recipient’s breach of any obligation owed to the Discloser under this Agreement;

(b)
Was rightfully in the possession of or known to the Recipient prior to the Discloser’s disclosure of such information to the Recipient, as evidenced by documentation on record at the time of disclosure;

(c)	Became known to the Recipient from a source independent from the Discloser and such independent source did not breach an obligation of confidentiality owed to the Discloser;

(d)	Was independently developed by the Recipient without any breach of this Agreement; or

(e)
Was originally disclosed as Confidential Information hereunder but which the Discloser thereafter authorizes the Recipient to use and/or disclose, and such authorization is in writing which is signed by authorized representatives of the parties;

(f)	Becomes available to the Receiving Party by wholly lawful inspection or analysis of products offered for sale; or

(g)	Is transmitted by a party after receiving written notification from the other party that it does not desire to receive any further Confidential Information.

The Receiving Party may disclose Confidential Information nevertheless pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides the Disclosing Party (i) prior written notice of such obligation; and (ii) the opportunity to oppose such disclosure or obtain a protective order.

7. The Recipient shall notify the Discloser immediately upon discovery of any unauthorized disclosure of the Confidential Information, or any other breach of this Agreement by the Recipient and/or the Recipient’s Employees and/or Agents, and will cooperate with the Discloser in every reasonable way at the Recipient’s sole cost and expense to prevent its further unauthorized disclosure and/or further breach of this Agreement.

8. Neither this Agreement nor any disclosure of Confidential Information hereunder grants the Recipient any rights or license under any trademark, copyright or patent now or hereafter owned or controlled by the Discloser.

9. The Recipient acknowledges and agrees that its limited right to evaluate the Discloser’s Confidential Information shall immediately expire at the completion of the purpose for which the Confidential Information is delivered, if this Agreement is not terminated earlier and then, in that event, the Recipient’s right to evaluate such Confidential Information shall immediately terminate.  The Recipient therefore agrees to return any and all Confidential Information of the Discloser that is in a tangible form, including all originals, copies reproductions, and summaries thereof, to the Discloser within five business days of the date this Agreement expires or is terminated, whichever occurs first, or upon the Discloser’s request, and to also completely erase and destroy any and all copies of all portions of any and all software comprising the Confidential Information in its possession and/or under its responsibility or control which may have been loaded onto the computers of the Recipient and/or its Employees and Agents.

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10. This Agreement shall continue from the date last written below until terminated by either party by giving thirty days’ written notice to the other party of its intent to terminate this Agreement.  Information disclosed pursuant to this Agreement will be subject to the terms of this Agreement for five years following the termination of this Agreement.

11. The terms of confidentiality under this Agreement shall not be construed to limit either party’s right to independently develop or acquire products without use of the other party’s Confidential Information.  The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information.  Accordingly, nothing in this Agreement prohibit the Receiving Party from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development.  Further, either party shall be free to use for any purpose the “residuals,” provided that such party shall not use in any manner information that is considered Confidential Information under this Agreement and shall maintain the confidentiality of the Confidential Information as provided herein.  The term “residuals” means ideas, concepts, know-how or techniques that may be generated, developed or conceived by the Receiving Party in connection with reviewing the Confidential Information and in no circumstance shall “residuals” be deemed to include Confidential Information.  Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

12. The Receiving Party shall not remove, overprint or deface any notice of confidentiality, copyright, trademark, logo, legend, or other notices of ownership or confidentiality from any originals or copies of Confidential Information it obtains from the Disclosing Party.

13. CONFIDENTIAL INFORMATION IS PROVIDED “AS IS” WITH ALL FAULTS.  IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION.  None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

14. The parties acknowledge that the Confidential Information disclosed by each of them under this Agreement may be subject to export controls under the laws of the United States.  Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information of the other party without first obtaining all required United States or other governmental authorizations or licenses.

15. The parties hereto are independent contractors.  Neither this Agreement nor any right granted hereunder shall be assignable or transferable by operation of law or otherwise.  Any such purposed assignment shall be void.

                                                                                           E-3

EXHIBIT F
AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE (this “Agreement”), made and entered into as of___, 2010, by and between PlanGraphics, Inc., a Colorado corporation, (“PGRA”), and Triple C Transport, Inc., a Nebraska corporation (“Triple C” and together with PGRA the "Benefited Parties"_), and Craig White and Vonnie White (the “Restricted Parties”).

W I T N E S S E T H:

WHEREAS, PGRA has exchanged the issued and outstanding equity securities of Triple C pursuant to a Stock Purchase Agreement dated as of __________, 2010 (the “Stock Purchase Agreement”); and

WHEREAS, Triple C was wholly owned by the Restricted Parties who personally benefits from such exchange; and

WHEREAS, the PGRA has required as a condition for the acquisition of Triple C that the Restricted Parties, jointly and severally, enter into this Agreement as a means of protecting the value of Triple C; and

NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, as follows:

Article I

PRELIMINARY MATTERS

Section 1.01 Recitals.  The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1.02 Use of words and phrases.  Natural persons may be identified by last name, with such additional descriptors as may be desirable.  The words “herein,” “hereby,” “hereunder,” “hereof,” “herein before,” “hereinafter” and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.  The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders.  The word “and” shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

Section 1.03 Accounting terms.  All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

Section 1.04 Calculation of time lapse or passage; Action required on holidays.  When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month.  Unless otherwise provided, the term “month” shall mean a period of thirty days and the term “year” shall mean a period of 360 days, except that the terms “calendar month” and “calendar year” shall mean the actual calendar period indicated.  If any day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payor is located), then such action or payment shall be taken or made on the next succeeding Business Day.

                                                                                           F-1

Section 1.05 Use of titles, headings and captions.  The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions

Article II

COVENANTS

Section 2.01 Restrictive Covenant.  The Restricted Parties shall not enter into or engage in the transportation of refrigerated, frozen, or dried goods for third parties (the “Protected Business”) in competition with the business of Triple C, either as an individual on his/her own account, or as a partner, joint venturer, employee, agent, or consultant for any person, or as a director, officer or stockholder of a corporation or other enterprise, or otherwise, in the United States during the term of and for a period of one year after the date of a Restricted Party’s termination of employment by PGRA or Triple C (the "Restricted Period").  However, the Restricted Parties shall not be prohibited from passively owning, in the aggregate as Restricted Parties, twenty-five percent (25%) or less of the outstanding securities of any entity participating in the Protected Business, provided the Restricted Parties do not provide any service, or have any other relationship, with such entity other than as a passive investor.  The parties acknowledge that even though the Restricted Parties have been engaged as the founders, owners and employees of Triple C, the Restricted Parties (a) believe they will be able to engage in a livelihood apart from the activities which are prohibited by this Agreement during the specified period, (b) the value and expected future value of the consideration received under the Stock Purchase Agreement is sufficient compensation for the agreements hereunder for the duration of this Agreement and (c) the value and expected future value of the consideration received under the Stock Purchase Agreement is expected to be sufficient to provide for his personal needs of the Restricted Parties for the duration of this Agreement.

Section 2.02 Enforcement.  It is agreed by the parties that this covenant on the part of the Restricted Parties may be enforced against the Restricted Parties (a party engaged in the breach being the “Breaching Party”), by injunction, without requirement imposed by the Court for posting bond which the Restricted Parties hereby specifically and knowingly waives, as well as by all other legal remedies available to the Benefited Parties.  It is agreed by the parties that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area so that a lesser period or geographical area shall remain effective so long as the court determines the same is not unreasonable, arbitrary, or against public policy.  The existence of any claim or cause of action of the Restricted Parties against the Benefited Parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Benefited Parties of this covenant.

Section 2.03 Confidentiality; Non-Solicitation.

(a) The Restricted Parties agree not to disclose to any person or use for their own account or for the benefit of any third party any confidential information or make available to others any documents, files or other papers concerning the Protected Business or financial performance of the Protected Business, whether or not such information is embodied in writing or other physical form, without the Benefited Parties' written consent, unless and to the extent that the confidential information is or becomes generally known to and available for use by the public other than as a result of the Restricted Parties' fault or the fault of any other person bound by a duty of confidentiality to the Benefited Parties.  Notwithstanding the foregoing, the Restricted Parties shall be permitted to disclose confidential information in the defense or assertion of a claim under the Stock Purchase Agreement provided that the Restricted Parties take commercially reasonable steps to minimize the extent of the disclosure and to ensure that all information that is so disclosed will be accorded confidential treatment by the recipient.  Disclosure in the defense of a claim or the assertion of a claim consistent with the foregoing shall not constitute a breach of this Agreement.

(b) The Restricted Parties covenant and agree that, during the Restricted Period, the Restricted Parties shall not, without the prior written consent of the Benefited Parties, directly or indirectly, individually or on behalf of or through any person, solicit or divert or attempt to solicit or divert, any customer or supplier from doing business with the Benefited Parties.

                                                                                          F-2

Section 2.04 Release and termination.  In the event the Benefited Parties permanently cease conducting the Protected Business, the Restricted Parties shall be released from this Agreement and this Agreement shall terminate.

Article III

CONSIDERATION FOR COVENANTS

Section 3.01 Consideration.  Fifty thousand shares of common stock of the PGRA delivered in connection with PGRA’s purchase of Triple C specifically and PGRA’s purchase of Triple C from the Restricted Parties in general shall be deemed sufficient consideration for this Agreement, all the parties acknowledging that PGRA would not have acquired all the equity securities of Triple C without the Restricted Parties entering into this Agreement.

Article IV

MISCELLANEOUS

Section 4.01 Effective date.  The effective date of this Agreement shall for all purposes be the date set forth in first paragraph hereof notwithstanding a later actual date of execution by any individual party.

Section 4.02 Entire agreement.  This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties, except for the Stock Purchase Agreement.

Section 4.03 Waivers.  No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 4.04 Amendments.  This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

Section 4.05 Construction.  This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the other party by reason of such party having drafted such provision.  The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

Section 4.06 Invalidity.  It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

Section 4.07 Multiple counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

                                                                                           F-3

Section 4.08 Assignment, parties and binding effect.  This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies).  This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise.  Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 4.09 Arbitration.  Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in Hall County, Nebraska by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of Circuit Court in and for Hall County, Nebraska with jurisdiction of the situs of the arbitration shall apply and requests for discovery in accordance therewith shall be enforceable upon application to such court.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

Section 4.10 Jurisdiction and venue.  Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 4.09 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Nebraska in and for Hall County, Nebraska, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 4.11 Applicable law.  This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Nebraska applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written.

[Corporate Seal]                                           Attest:                              PlanGraphics, Inc.

____________________________             By:   ______________________________
Jackson L. Morris, Secretary                                                                         Paul A. Henley, President

  Triple C Transport, Inc.

   By:_______________________________
______________, Secretary                                                                      ________________________, President

                   Restricted Parties:

                   _____________________________
                   Craig White

          ______________________________
                  Vonnie White

                                                                                        F-4

EXHIBIT G
PAYMENT GUARANTY

PlanGraphics, Inc. (the “Guarantor”) hereby guarantees payment to Craig Carrier Corp, LLC (the “Company”) under any lease agreement for the lease of trucking equipment now existing or hereafter entered into among the Company and Guarantor's subsidiary Triple C Transport, Inc. ("Triple C").

The Company shall not be required to proceed or collect against Triple C or enforce any other remedy before proceeding against the Guarantor under this Guaranty.  The Guarantor waives any claim or other right which the Guarantor might now have or hereafter acquire against Craig White and Vonnie White who may be primarily or contingently liable on the obligations guaranteed hereby or that arises from the existence or performance of the Guarantor’s obligations under this Guaranty.

The Guarantor waives notice of acceptance hereof and all other notices or demands of any kind to which the Guarantor may be entitled and agrees that the Company may, without affecting Guarantor’s liability under this Guaranty, compromise or release, in terms satisfactory to the Company or by operation of law or otherwise, any rights or claims against Triple C or grant extensions of time for payment from Triple C.

The liability of the Guarantor hereunder is direct and unconditional.  The Guarantor acknowledges that: (a) the Company has relied on this Guaranty in agreeing to lease the trucking equipment to Triple C and (b) it is to the Guarantor’s benefit that the Company lease the trucking equipment to Triple C.

This Guaranty is a continuing guaranty and shall bind the successors and assigns of the Guarantor, and may be enforced by or for the benefit of any assignee or successor of the Company.  For purposes of this Guaranty, the term “Triple C” shall be deemed to include any entity which is a successor to Triple C as a result of a merger or consolidation or any entity which acquires substantially all of the assets of Triple C.

This Guaranty constitutes the entire agreement between the Guarantor and the Company.  There are no oral or written representations not contained herein which shall in any way affect this Guaranty.  This Guaranty may only be modified in a writing executed by both the Guarantor and the Company.

This Guaranty shall be governed by the laws of the State of Nebraska, without regard to conflicts of law principles.

[signature page follows]

                                                                                         G-1

IN WITNESS WHEREOF, this Guaranty has been executed by an authorized officer of the Guarantor as of this _____ day of ________________, 2010.

PLANGRAPHICS INC.

By:____________________________
Name:
Title:

Acknowledged by:

CRAIG CARRIER CORP., LLC.

By:____________________________
Name:
Title:

                                                                                         G-2

EXHIBIT H
PAYMENT GUARANTY

PlanGraphics, Inc. (the “Guarantor”) hereby guarantees payment to White Farms Trucking, Inc. (the “Company”) under any lease agreement for the lease of trucking equipment now existing or hereafter entered into among the Company and Guarantor's subsidiary Triple C Transport, Inc. ("Triple C").

The Company shall not be required to proceed or collect against Triple C or enforce any other remedy before proceeding against the Guarantor under this Guaranty.  The Guarantor waives any claim or other right which the Guarantor might now have or hereafter acquire against Craig White and Vonnie White who may be primarily or contingently liable on the obligations guaranteed hereby or that arises from the existence or performance of the Guarantor’s obligations under this Guaranty.

The Guarantor waives notice of acceptance hereof and all other notices or demands of any kind to which the Guarantor may be entitled and agrees that the Company may, without affecting Guarantor’s liability under this Guaranty, compromise or release, in terms satisfactory to the Company or by operation of law or otherwise, any rights or claims against Triple C or grant extensions of time for payment from Triple C.

The liability of the Guarantor hereunder is direct and unconditional.  The Guarantor acknowledges that: (a) the Company has relied on this Guaranty in agreeing to lease the trucking equipment to Triple C and (b) it is to the Guarantor’s benefit that the Company lease the trucking equipment to Triple C.

This Guaranty is a continuing guaranty and shall bind the successors and assigns of the Guarantor, and may be enforced by or for the benefit of any assignee or successor of the Company.  For purposes of this Guaranty, the term “Triple C” shall be deemed to include any entity which is a successor to Triple C as a result of a merger or consolidation or any entity which acquires substantially all of the assets of Triple C.

This Guaranty constitutes the entire agreement between the Guarantor and the Company.  There are no oral or written representations not contained herein which shall in any way affect this Guaranty.  This Guaranty may only be modified in a writing executed by both the Guarantor and the Company.

This Guaranty shall be governed by the laws of the State of Nebraska, without regard to conflicts of law principles.

[signature page follows]

                                                                                           H-1

IN WITNESS WHEREOF, this Guaranty has been executed by an authorized officer of the Guarantor as of this _____ day of ________________, 2010.

PLANGRAPHICS INC.

By:____________________________
Name:
Title:

Acknowledged by:

WHITE FARMS TRUCKING, INC.

By:____________________________
Name:
Title:

                                                                                          H-2

EXHIBIT I

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this ___ day of ___________, 2010, by and among PlanGraphics, Inc., a Colorado corporation ("PGRA"), Craig White ("White"), and Triple C Transport, Inc. (the "Company").  PGRA, the Company, and White are individually referred to herein as “Party” and are collectively referred to herein as the “Parties.”

RECITALS:

A.           Concurrently with the execution of this agreement, PGRA, White, and the Company are entering into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for, among other consideration, an exchange of the Company's and PGRA's shares of common stock, and, in connection with that agreement, the Parties desire to appoint White to the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.           The Bylaws of the Company (the “Bylaws”) provide that the holders of record of the Company's $1.00 par value common stock (“Common Stock”) shall be entitled to elect the directors of the Company.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1. Voting Agreement.

PGRA agrees to vote all of its shares of voting securities in the Company, whether now owned or hereafter acquired or which may be empowered to vote (together the “Shares”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, White is elected to the Board.

2. Term

This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) three years from the date of this Agreement or (b) the termination of White's employment with the Company.

3. Specific Enforcement

Each Party acknowledges and agrees that White will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that White shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.  Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the United States District Court for the District of Nebraska or in any court of the State of Nebraska having subject matter jurisdiction.

4. Miscellaneous

(a) Transfers, Successors and Assigns

(i) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                                                                                          I-1

(ii) Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement.  By execution of this Agreement or of any Adoption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Adoption Agreement that may be required to be delivered under the terms of this Agreement.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4(a).  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4(j).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(iii) The Company agrees, during the term of this Agreement, that it will not issue any additional shares of capital stock to any person (other than PGRA) during the term of this Agreement in amounts such that PGRA does not have the power to elect White to the Board in accordance with the Bylaws unless such person agrees to vote its shares in accordance with Section 1 of the Agreement.

(b) Governing Law

(c)  Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, which seeks injunctive relief shall be brought and enforced in the courts of the State of Nebraska in and for Hall County, Nebraska, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

(c)Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4(e).

(f) Amendment

This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Parties.

(g) Severability

The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                                                                           I-2

(h) Delays or Omissions

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(i) Entire Agreement

This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(j) Legend on Share Certificates

Each certificate representing any Shares shall be endorsed by PGRA with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE CORPORATION AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

(k) Stock Splits, Stock Dividends, etc

In the event of any issuance of voting securities hereafter (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4(j).

(l) Covenants of PGRA

PGRA agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of PGRA's best efforts to cause the nomination and election of White as director.  PGRA will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by PGRA, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement.

(m) Costs of Enforcement

If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.

[Remainder of Page Intentionally Left Blank]

                                                                                           I-3

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first above written.

PGRA:

By: ________________________________
Name:______________________________
Title:_______________________________

Address:

Fax:

CRAIG WHITE:

Name:______________________________

Address:

Fax:

THE COMPANY

By: ________________________________
Name:______________________________
Title:_______________________________

Address:

Fax:

SIGNATURE PAGE TO VOTING AGREEMENT

                                                                                       I-4

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement dated as of _____ __, 2010 (the “Agreement”) by and among PlanGraphics, Inc., a Colorado corporation ("PGRA"), Craig White ("White"), and Triple C Transport, Inc. (the "Company").  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.1           Acknowledgement.  Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

1.2           Agreement.  Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

1.3           Notice.  Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this [__] day of [________ __, 20__].

TRANSFEREE

By:  __________________________
         Name and Title

Address: ______________________
Fax: __________________________

                                                                                           I-5

EXHIBIT J
CLOSING MEMORANDUM

The undersigned parties to that certain Stock Purchase Agreement dated _____________, (“Agreement”) do hereby certify one to the other that;

(1)	The Closing of the Agreement was completed, as contemplated by the Agreement, on, at ____ o’clock __.m.

(2)
All conditions to each of the parties Closing the Agreement have been satisfied and, to the extent not specifically satisfied, have been waived by the party entitled to waive the conditions; except, the following conditions, if any, are waived only for the purpose of Closing of the transaction contemplated by the Agreement, and are required to be satisfied after the Closing by the party required to satisfy such condition:

(3)	Capitalized terms herein have the meaning assigned to them in the Stock Purchase Agreement.

For the purposes herein set forth, the parties have executed this Memorandum at the date and time written above.

[Corporate Seal]                                Attest:                                PlanGraphics, Inc.

_____________________________                                      By: ____________________________
Jackson L. Morris, Secretary                                                              Paul A. Henley, President

          Triple C Transport, Inc.

_____________________________                                       By:____________________________
__________________ , Secretary                    ____________________, President

          Triple C Stockholders:

                                   ________________________________
          Craig White

          ________________________________
          Vonnie White

                                                                                           J-1

SCHEDULE 4.01 -- SECTION D (UNLICENSED VEHICLES)

None.

                                                                                           SCH4.01(D)

SCHEDULE 4.01 -- SECTION M (EXISTING LIENS AND ENCUMBRANCES)

1.             Marquette Transportation Finance, Inc.
West 82nd Street, Suite 150
Bloomington, MN 55431

Marquette Transportation Finance, Inc. ("Marquette") finances Triple C Transport, LLC (the "Borrower") and funds are provided based on 90% of the invoices.  This lender will not finance Triple C Transport, Inc.  The Borrower granted a security interest to Marquette in all of Borrower's present and future accounts, other accounts, chattel paper, instruments, payment intangibles, general intangibles, other documents, and all assets including, without limitation, records, inventory, equipment of every kind and description (other than rolling stock consisting of titled tractors and trailers of the Borrower), furniture and fixtures, deposit accounts, money, investment property, letters of credit, notes, tax refunds and insurance proceeds, and all proceeds of the above.

2.             TCI Business Capital, Inc.
12270 Nicollet Ave South
Burnsville, MN 55337

TCI Business Capital, Inc. ("TCI") will finance Triple C Transport, Inc. upon the merger between the Borrower and Triple C Transport, Inc.  The financing terms of the agreement between Triple C Transport, Inc. and TCI will be included in an update of this Schedule 4.01 -- Section M as soon as available.

                                                                                           SCH4.01(M)

SCHEDULE 4.1 -- SECTION O (LEGAL CLAIMS)

None.

                                                                                          SCH4.01(O)

INDEX TO DISCLOSURE SCHEDULES & EXHIBITS
STOCK PURCHASE AGREEMENT
AMONG PLANGRAPHICS, INC., TRIPLE C AND THE TRIPLE C STOCKHOLDERS, IDENTIFIED THEREIN
DATED __________, 2010

Exhibit A                                           Officers' Certificate
Exhibit B                                           Secretary's Certificate
Exhibit C                                           Craig White Employment Agreement
Exhibit D                                           Vonnie White Employment Agreement
Exhibit E                                           Treatment of Confidential Information
Exhibit F                                           Non-Compete Agreement
Exhibit G                                           Corporate Guaranty of Lease Between Craig Carrier and Triple C
Exhibit H                                           Corporate Guaranty of Lease Between White Farms and Triple C
Exhibit I                                             Shareholder Agreement Between PGRA and Craig White
Exhibit J                                             Closing Memorandum

THE DISCLOSURE SCHEDULES WILL BE PROVIDE SUBSEQUENT TO THE EXECUTION OF THE STOCK PURCHASE AGREEMENT AND PRIOR TO CLOSING

Schedule 1
Schedule 2                                           Exceptions to warranties and representations in §4.01
Schedule 3                                           Exceptions to warranties and representations in §4.02
Schedule 4.1(d)                                   Unlicensed Vehicles
Schedule 4.1(m)                                   Existing Liens and Encumbrances
Schedule 4.1(o)                                   Legal Claims
Schedule 5
Schedule 6
Schedule 7